                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of this 2nd day of July, 1999, by and between INTELLIGENT SYSTEMS CORPORATION, a Georgia corporation (herein the "Pledgor"), and FIDELITY NATIONAL BANK, a national bank (herein the "Bank"),

                                   WITNESSETH

         WHEREAS, the Bank has extended a credit facility to Pledgor in the principal amount of $1,000,000.00 (the "Loan"), pursuant to the terms and conditions of a certain Revolving Loan Agreement dated on even date herewith, as amended from time to time (the "Loan Agreement"), which Loan is evidenced by the Pledgor's commercial promissory note in favor of the Bank (the "Note"); and

         WHEREAS, to secure the payment and performance of all obligations of the Pledgor under the Note, the Pledgor wishes to pledge to the Bank all of its right, title and interest in and to all of the shares of the issued and outstanding capital stock now owned or hereafter acquired by the Pledgor in PAYSYS INTERNATIONAL, INC., a Florida corporation, evidenced by the stock certificates described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Stock");

         NOW, THEREFORE, the parties hereto agree that all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

         1. WARRANTY. Pledgor hereby represents and warrants to the Bank that except for the security interest created hereby, the Pledgor owns the stock free and clear of all liens, charges and encumbrances, that the Stock is duly issued, fully paid and nonassessable, and that Pledgor has the unencumbered right to pledge its Stock. Bank acknowledges that the Stock is subject to certain terms and provisions regarding the sale and voting of the Stock contained in that certain Second Amended and Restated Stockholders Agreement dated April 15, 1999 for PaySys International, Inc., and Bank agrees to abide by such terms and provisions regarding the Stock.

         2. SECURITY INTEREST. Pledgor hereby unconditionally grants and assigns to the Bank, its successors and assigns, a continuing security interest in and security title to the Stock. The Pledgor has delivered to and deposited with the Bank herewith all of its right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank by Pledgor, as security for (i) all obligations of the Pledgor to the Bank hereunder; and (ii) payment and performance of all obligations of Pledgor to the Bank under the Loan Agreement, Note, or any other Loan Document, or any extension, renewal, amendment or modification of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence of a default under the terms hereof (as defined in Section 4 below) and until the Bank shall notify Pledgor of the Bank's exercise of voting rights to the Stock pursuant to Section 9 of this Agreement.

          3. ADDITIONAL SHARES. In the event that, during the term of this
Agreement:

                  (a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of PAYSYS INTERNATIONAL, INC., all new, substituted and additional shares, or other securities, issued by reason of any such change and received by Pledgor or to which Pledgor shall be entitled shall be immediately delivered to the Bank, together with stock powers endorsed in blank by Pledgor, and shall thereupon constitute Stock to be held by the Bank under the terms of this Agreement; and

                  (b) subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by Pledgor shall be immediately delivered to the Bank and shall thereupon constitute Stock to be held by the Bank under the terms of this Agreement.

         4. DEFAULT. In the event of a demand for payment by the Bank under the terms of the Note, an Event of Default under the terms of the Loan Agreement, or a Default under the terms of this Agreement (any of such occurrences being hereinafter referred to as a "Default"), the Bank may sell or otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) days' notice to Pledgor and the Bank may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied (i) to the costs incurred in connection with the sale, expressly including, without limitation, any costs under Section 7(a) hereof;
(ii) to any unpaid interest which may have accrued on any obligations secured hereby; and (iii) to any unpaid principal; in such order as the Bank may determine, and any remaining proceeds shall be paid over to the Pledgor or others as by law provided. In the event the proceeds of the sale or other disposition of the Stock are insufficient to pay such expenses, interest, principal, obligations and damages, the Pledgor shall remain liable to the Bank for any such deficiency.

         5. ADDITIONAL RIGHTS OF SECURED PARTIES. In addition to their rights and privileges under this Agreement, the Bank shall have all the rights, powers and privileges of secured parties under the Uniform Commercial Code.

         6. RETURN OF STOCK TO PLEDGOR. Upon payment in full of all principal and interest on the Note and full performance by the Pledgor of all covenants, undertakings and obligations under the Loan Agreement and the other Loan Documents, the Bank shall return to the Pledgor all of the then remaining Stock and all rights received by the Bank as agent for the Pledgor as a result of its possessory interest in the Stock.

         7. DISPOSITION OF STOCK BY AGENT. The Stock is not registered under the various Federal or State Securities Acts and disposition thereof after default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Pledgor understands that upon such disposition, the Bank may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered pursuant to federal and state securities legislation and sold on the open market. Pledgor, therefore, agrees that:

                  (a) if the Bank shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Bank shall have the right to rely upon the advice and opinion of any national brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Bank's action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof, and

                  (b) that such reliance shall be conclusive evidence that the Bank has handled such disposition in a commercially reasonable manner.

         8. PLEDGOR'S OBLIGATIONS ABSOLUTE. The obligations of the Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens available to the Bank or its successors, assigns or agents. The Pledgor hereby waives any right to require that an action be brought against any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Bank in favor of any other Person prior to any exercise of rights or remedies hereunder, or to require resort to rights or remedies of the Bank in connection with the Loan.

         9. VOTING RIGHTS.

                  (a) For so long as the Note remains unpaid, after a Default,
(i) the Bank may, upon five (5) days' prior written notice to the Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Stock, but under no circumstances is the Bank obligated by the terms of this Agreement to exercise such rights, and (ii) Pledgor hereby appoints the Bank, which appointment shall be effective on the fifth day following the giving of notice by the Bank as provided in the foregoing Section 9(a)(i), Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Bank deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

                  (b) For so long as Pledgor shall have the right to vote the Stock, Pledgor covenants and agrees that it will not, without the prior written consent of the Bank vote or take any consensual action with respect to the Stock which would constitute a default under this Agreement.

         10. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and, if mailed by prepaid certified mail, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the postmarked date thereof and, if telexed, shall be followed forthwith by letter and shall be deemed to have been received on the next Business Day following dispatch and acknowledgment of receipt by the recipient's telex machine. In addition, notices hereunder may be delivered by hand in which



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


event such notice shall be deemed effective when delivered. Notice of change of address for notice shall also be governed by this Section. Notices shall be addressed as follows:

If to the Pledgor:                       INTELLIGENT SYSTEMS CORPORATION
                                         4355 Shackleford Road
                                         Norcross, Georgia 30093
                                         Attn: Bonnie Herron


If to the Bank:                          FIDELITY NATIONAL BANK
                                         3490 Piedmont Road
                                         Suite 1450
                                         Atlanta, Georgia 30305

         11. BINDING AGREEMENT. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the Pledgor and the Bank with respect to the matters addressed herein and may not be modified except by a writing executed by the Bank and delivered by the Bank to the Pledgor. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

         12. SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.



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


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals, by and through their duly authorized officers, as of the day and year first above written.

                                 PLEDGOR:

                                 INTELLIGENT SYSTEMS CORPORATION

                                 By: /s/
                                     ---------------------------
                                 Its:    Vice President
                                      --------------------------
                                 Attest: Bonnie L. Hernon
                                         -----------------------
                                 Its:    VD/Sec
                                      --------------------------

                                         [CORPORATE SEAL]

                                 BANK:

                                 FIDELITY NATIONAL BANK



                                 By:  /s/
                                     ---------------------------
                                 Its: Sr. Vice Pres.
                                      --------------------------

                                         [BANK SEAL]

CERTIFICATES OF COMMON STOCK IN PAYSYS INTERNATIONAL, INC (FORMERLY CCS TECHNOLOGY GROUP, INC.) HELD BY INTELLIGENT SYSTEMS CORPORATION AND PLEDGED AS COLLATERAL ON $1M LOAN FROM FIDELITY NATIONAL BANK.



CERTIFICATE #        # SHARES        STOCK NAME                         HOLDER

          212           4,658        CCS Technology Group, Inc.         Intelligent Systems Corporation
          216             600        CCS Technology Group, Inc.         Intelligent Systems Corporation
          218           2,000        CCS Technology Group, Inc.         Intelligent Systems Corporation
          222          15,000        CCS Technology Group, Inc.         Intelligent Systems Corporation
          229           6,000        CCS Technology Group, Inc.         Intelligent Systems Corporation
          232             100        CCS Technology Group, Inc.         Intelligent Systems Corporation
          233         310,402        CCS Technology Group, Inc.         Intelligent Systems Corporation
          237             290        CCS Technology Group, Inc.         Intelligent Systems Corporation
          243          10,995        PaySys International, Inc.         Intelligent Systems Corporation
          259         185,800        PaySys International, Inc.         Intelligent Systems Corporation
          265         712,500        PaySys International, Inc.         Intelligent Systems Corporation
          270         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          271         345,764        PaySys International, Inc.         Intelligent Systems Corporation
          273         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          274         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          275         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          276         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          277         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          278         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          279         250,000        PaySys International, Inc.         Intelligent Systems Corporation
          367             215        PaySys International, Inc.         Intelligent Systems Corporation
          371          12,058        PaySys International, Inc.         Intelligent Systems Corporation
                    ---------
                    3,606,382


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